Exhibit 10.5

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
NABORS INDUSTRIES, INC.

This Performance-Based Restricted Stock Unit Grant (“Performance Stock Unit Grant”) between Nabors Industries, Inc. (“NII”), acting on behalf of Nabors Industries Ltd. (“NIL” or the “Company”) and at the request of a subsidiary of NIL (the “Subsidiary”), and Anthony G. Petrello (the “Grantee”), an Eligible Recipient, contains the terms and conditions under which the Compensation Committee of the Board (the “Committee”), has awarded to Grantee, as of January 2, 2020 (the “Date of Grant”) and pursuant to the Nabors Industries Ltd. 2016 Stock Plan (“2016 Plan”), certain Restricted Stock Units (“PSUs”) to incentivize Grantee to contribute to the success of the Company. The applicable terms of the 2016 Plan are incorporated in this Performance Stock Unit Grant by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the 2016 Plan.

PERFORMANCE STOCK UNIT GRANT

In accordance with the terms of the 2016 Plan, the Committee has made this Performance Stock Unit Grant upon the following terms and conditions:

Section 1.            Grant of PSUs. The Company hereby grants to the Grantee _________ PSUs (the “Award”).

Section 2.            No Rights as Shareholder. The PSUs granted hereunder do not and shall not entitle the Grantee to any rights of a shareholder of NIL prior to the date, if any, on which Common Shares are issued to the Grantee in settlement of the Award.

Section 3.           Vesting of PSUs. The PSUs issued under this Performance Stock Unit Grant shall vest, if at all, as follows:

(a)             The Committee, in its sole discretion, has established, or within 90 days following the Date of Grant will establish, target Performance Goals based on factors consistent with Section 3.1(e)(ii) of the Executive Employment Agreement by and between NIL, NII and the Grantee effective as of January 1, 2013, as amended from time to time (the “Employment Agreement”), which will be measured over a one (1)-fiscal-year performance period commencing on January 1, 2020 and ending on December 31, 2020 (such period, the “Performance Period”).

(b)             Up to two hundred percent (200%) of the PSUs subject to the Award are eligible to become earned based upon achievement of the applicable Performance Goals. The Committee shall have sole discretion to determine the level of achievement of the applicable Performance Goals and the percentage of the PSUs subject to the Award that shall become earned based on performance (the “Earned PSUs”). The Committee’s determinations pursuant to the exercise of discretion with respect to all matters described in this paragraph shall be final and binding on the Grantee. The Committee shall make this determination within sixty (60) days following the end of the Performance Period or as soon as administratively practicable thereafter (the “Performance Determination Date”).

(c)             Following the conclusion of the Performance Period, if, on the Performance Determination Date, the Compensation Committee determines that any of  the PSUs subject to the Award shall not become Earned PSUs, then  any such PSUs that did not become Earned PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(d)             One-third (1/3) of the Earned PSUs shall become vested on each of the first three (3) anniversaries of the Date of Grant if the Grantee remains continuously employed by NIL and/or NII from the Date of Grant through the applicable vesting date; provided that any Earned PSUs scheduled to vest prior to the Performance Determination Date shall instead vest upon the Performance Determination Date.

(e)             In the event of termination of the Grantee’s employment by reason of Disability (as defined in the Employment Agreement) or death, all of the Earned PSUs subject to the Award that remain unvested shall become vested as of the date of such termination; provided that (i) if the date of such termination occurs after the conclusion of the Performance Period but prior to the Performance Determination Date, then the Earned PSUs shall be deemed to equal the number of Earned PSUs determined based on actual performance, and (ii) if the date of such termination occurs prior to the conclusion of the Performance Period, then the Earned PSUs shall be deemed to equal two hundred percent (200%) of the PSUs subject to the Award, pro-rated for the portion of the Performance Period during which the Grantee was employed by NIL and/or NII.

(f)              In the event of termination of the Grantee’s employment either by the Grantee for Constructive Termination Without Cause, or by the Company Without Cause (each as defined in the Employment Agreement), all of the Earned PSUs subject to the Award that remain unvested shall become vested as of the date of such termination; provided that (i) if the date of such termination occurs after the conclusion of the Performance Period but prior to the Performance Determination Date, then the Earned PSUs shall be deemed to equal the number of Earned PSUs determined based on actual performance, and (ii) if the date of such termination occurs prior to the conclusion of the Performance Period, the Earned PSUs shall be deemed to equal two hundred percent (200%) of the PSUs subject to the Award.

(g)             Anything herein notwithstanding, in the event of the termination of the Grantee’s employment by the Company for Cause or by the written voluntary resignation of the Grantee (each as contemplated in the Employment Agreement), the Grantee shall forfeit any PSUs subject to the Award that remain unvested as of the date the Grantee’s employment is terminated.

(h)             In the event of a Change in Control of NIL (as defined in the Employment Agreement), all of the Earned PSUs subject to the Award that remain unvested shall become vested as of the date of such Change in Control if the Grantee remains continuously employed by NIL and/or NII from the Date of Grant through the date of such Change in Control; provided that, if such Change in Control of NIL occurs prior to the Performance Determination Date, the Earned PSUs shall be deemed to equal two hundred percent (200%) of the PSUs subject to the Award.

Section 4.           Terms and Conditions. The Award is subject to the following terms and conditions:

(a)             The Award made to Grantee shall be for the benefit of the Grantee, his heirs, devisees, legatees or assigns at any time.

(b)              Except as otherwise expressly provided herein, this Performance Stock Unit Grant is subject to, and NII and the Grantee agree to be bound by, all the terms and conditions of the 2016 Plan, as the same may have been amended from time to time in accordance with its terms. Pursuant to the 2016 Plan, the Board or the Committee is vested with conclusive authority to interpret and construe the 2016 Plan and this Performance Stock Unit Grant, and is authorized to adopt rules and regulations for carrying out the 2016 Plan. Further, the parties reserve the right to clarify or amend this Performance Stock Unit Grant on mutually acceptable terms in any manner which would have been permitted under the 2016 Plan as of the Date of Grant.

Section 5.            Distribution Equivalents. A corresponding Distribution Equivalent (“DER”) is hereby granted in tandem with each PSU that may become vested pursuant to this Performance Stock Unit Grant, which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the PSU to which the DER corresponds. Each vested DER entitles the Grantee to receive payment, subject to and in accordance with this Performance Stock Unit Grant, in an amount equal to any distributions paid by NIL in respect of the Common Share underlying the PSU to which such DER relates. NIL shall establish, with respect to each PSU that may become vested pursuant to this Performance Stock Unit Grant, a separate DER bookkeeping account for such PSU (a “DER Account”), which shall be credited (without interest) on the applicable distribution dates with an amount equal to any distributions paid during the period that such PSU remains outstanding with respect to the Common Share underlying the PSU to which such DER relates. On the Performance Determination Date, the DER Account shall be adjusted to account for any Earned PSUs in excess of one hundred percent (100%) of the PSUs granted hereunder, and DERs shall be paid in respect of such excess Earned PSUs in accordance with the terms of this Section 5 as if such DERs had been credited as of the time distributions were paid by NIL with respect to such excess Earned PSUs. Upon the vesting of a PSU, the DER (and the DER Account) with respect to such vested PSU shall also become vested. Similarly, upon the forfeiture of a PSU, the DER (and the DER Account) with respect to such forfeited PSU shall also be forfeited. DERs shall not entitle the Grantee to any payments relating to distributions paid after the earlier to occur of the applicable PSU settlement date or the forfeiture of the PSU underlying such DER.

Section 6.            Settlement of PSUs. As soon as administratively practicable following the vesting of PSUs pursuant to Section 3, but in no event later than sixty (60) days after such vesting date, NIL shall deliver to the Grantee a number of Common Shares equal to the number of PSUs that have become vested as of such vesting date and (b) pay the Grantee an amount of cash equal to the amount credited to the Grantee’s DER Account maintained with respect to each such PSU. Any Common Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Grantee or by entering such Common Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Common Shares shall not bear any interest owing to the passage of time. Neither this Section 6 nor any action taken pursuant to or in accordance with this Performance Stock Unit Grant shall be construed to create a trust or a funded or secured obligation of any kind.

Section 7.            Withholding Tax. The Grantee shall be required to pay to NIL or to NII the amount of federal, state or local taxes, if any, required by law to be withheld (“Withholding Obligation”) in connection with the grant, vesting or settlement of PSUs or DERs. NIL will withhold from any amount of cash payable hereunder an amount equal to the applicable Withholding Obligation. Subject to any Company policy in effect from time to time, upon delivery of Common Shares in settlement of the Award, NIL will withhold the number of Common Shares required to satisfy any Withholding Obligation, and provide to Grantee a net balance of Common Shares (“Net Shares”) unless NIL receives notice not less than five (5) days before any Withholding Obligation arises that Grantee intends to deliver funds necessary to satisfy the Withholding Obligation in such manner as NIL may establish or permit. Notwithstanding any such notice, if Grantee has not delivered funds within fifteen (15) days after the Withholding Obligation arises, NIL may elect to deliver Net Shares. If Common Shares are used to pay all or part of a Withholding Obligation, the Fair Market Value of the Common Shares withheld shall be determined as of the date of withholding and the maximum number of Common Shares that may be withheld shall be the number of Common Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any Affiliate, as determined by the Committee in its sole discretion. The Grantee acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of PSUs or DERs or disposition of the underlying Common Shares and that the Grantee has been advised, and hereby is advised, to consult a tax advisor. The Grantee represents that he is in no manner relying on the Board, the Committee, the Company, any Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

Section 8.            Sections 409A and 457A. Notwithstanding anything herein or in the 2016 Plan to the contrary, the PSUs granted pursuant to this Performance Stock Unit Grant are intended to be compliant with the applicable requirements of (a) Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (collectively, “Section 409A”) or an exemption therefrom; and (b) the short-term deferral exception of Section 457A of the Code and all applicable guidance issued with respect to Section 457A of the Code (collectively, “Section 457A”). This Performance Stock Unit Grant shall be construed and interpreted in a manner consistent with such intent. Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from Section 409A, then, if the Grantee is deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Grantee’s separation from service and (b) the Grantee’s death. Notwithstanding the foregoing, NIL and its Affiliates make no representations that the PSUs provided under this Performance Stock Unit Grant are exempt from or compliant with Section 409A or Section 457A and in no event shall NIL or any Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A or Section 457A.

Section 9.            Notices and Payments. Any notice to be given by the Grantee under this Performance Stock Unit Grant shall be in writing and shall be deemed to have been given only upon receipt by the Stock Plan Administrator of Nabors Corporate Services, Inc. at the offices of Nabors Corporate Services, Inc. in Houston, Texas, or at such address as may be communicated in writing to the Grantee from time to time. Any notice or communication by NIL or NII to the Grantee under this Performance Stock Unit Grant shall be in writing and shall be deemed to have been given if sent to the Grantee at the address listed in the records of NIL or at such address as specified in writing to NIL by the Grantee.

Section 10.          Waiver. The waiver by NIL of any provision of this Performance Stock Unit Grant shall not operate as, or be construed to be, a waiver of the same or any other provision of this Performance Stock Unit Grant at any subsequent time for any other purpose.

Section 11.          Governing Law & Severability. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware. If any provision of this Performance Stock Unit Grant should be held invalid, the remainder of this Performance Stock Unit Grant shall be enforced to the greatest extent permitted by applicable law, it being the intent of the parties that invalid or unenforceable provisions are severable.

Section 12.          Entire Agreement. This Performance Stock Unit Grant, together with the Plan, contains the entire agreement between the parties with respect to the subject matter and supersedes any and all prior understandings, agreements or correspondence between the parties.

Section 13.          Satisfaction of Obligations Under Employment Agreement. Notwithstanding anything to the contrary in the Employment Agreement, by accepting this Award, the Grantee acknowledges and agrees that the Award is in full satisfaction of the obligations of NII and NIL pursuant to Section 3.1(e) of the Employment Agreement with respect to the 2020 performance year. In the event of a conflict between this Agreement and the Employment Agreement, the terms of this Agreement shall be deemed amended such that the Award has terms no less favorable to the Grantee than Performance Shares (as defined in the Employment Agreement), other than with respect to the right to receive distributions and voting rights (to the extent consistent with Section 409A and Section 457A).

IN WITNESS WHEREOF, the parties hereto have duly executed this Performance Stock Unit Grant as of the day and year first written above.

NABORS INDUSTRIES, INC.

By:

GRANTEE

ANTHONY G. PETRELLO

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